Exhibit 10.11f

SIXTH AMENDMENT

TO THE

PSS WORLD MEDICAL, INC.

SAVINGS PLAN

This Sixth Amendment to the PSS World Medical, Inc. Savings Plan is adopted by PSS World Medical, Inc. (the “Company”) effective as of March 28, 2005.

W I T N E S S E T H :

WHEREAS, the Company has previously adopted the PSS World Medical, Inc. Savings Plan (the “Plan”), which has been amended from time to time; and

WHEREAS, the Company is authorized and empowered to further amend the Plan; and

WHEREAS, the Company has determined that it advisable and in the best interests of the Participants to amend the Plan to address federally mandated automatic rollovers.

NOW, THEREFORE, Article IX of the Plan is hereby amended by adding the following new section 9.8 to the end thereof:

9.8 Automatic Rollovers. Effective March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of section 9.1(b)(2), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with the provisions of this Article IX, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

IN WITNESS WHEREOF, this Sixth Amendment has been executed and is effective as of the date set forth hereinabove.

PSS WORLD MEDICAL, INC.

By:	/s/ David D. Klarner
Its:	Vice President